      As filed with the Securities and Exchange Commission on June 7, 2001
                                  Registration No.__________ -__________________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                         AMERICAN PACIFIC CORPORATION

            (Exact name of Registrant as specified in its charter)

           Delaware                                              59-6490478
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or Organization)                               Identification No.)

                          3770 Howard Hughes Parkway
                                   Suite 300
                            Las Vegas, Nevada 89109
  (Address, including zip code, of Registrant's principal executive offices)

              American Pacific Corporation 2001 Stock Option Plan
                           (Full title of the Plan)

                                 David N. Keys
                           Executive Vice President
                         American Pacific Corporation
                          3770 Howard Hughes Parkway
                                   Suite 300
                            Las Vegas, Nevada 89109
                                (702) 735-2200
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                          Victor M. Rosenzweig, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                505 Park Avenue
                           New York, New York 10022
                                (212) 753-7200

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
  Title of each class of                           Proposed maximum      Proposed maximum
     Securities to be           Amount to be      offering price per    aggregate offering         Amount of
        registered             registered/(1)/             share                price           registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value           206,000              $4.87/(2)/            $1,003,220             $250.81
$.10 per share                    144,000              $6.25/(3)/            $  900,000             $225.00
=================================================================================================================

(1) Pursuant to Rule 416, the registration statement also covers such indeterminate additional shares of Common Stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the American Pacific Corporation 2001 Stock Option Plan (the "Plan").

(2) Represents the average exercise per share of options for 206,000 shares which have been granted under the Plan.

(3) Pursuant to Rule 457(g) and (h), the offering price for an additional 144,000 shares of Common Stock that may be issued under options not yet granted under the Plan is estimated solely for the purpose of determining the registration fee and is based on the closing price of the Company's Common Stock of $6.25 as reported by the Nasdaq Stock Market ("Nasdaq") on June 4, 2001.

                               EXPLANATORY NOTE

          American Pacific Corporation (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of common stock, $.10 par value per share, of the Company (the "Common Stock") issuable pursuant to the Company's 2001 Stock Option Plan.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The Company will provide documents containing the information specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8, the Company is not required to file these documents either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by American Pacific Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

               (2) The Company's Quarterly Report on Form 10-Q for the periods ended December 31, 2000 and March 31, 2001; and

               (3) Our Current Reports on Form 8-K filed on January 23 and February 16, 2001; and

               (4) The description of the Company's securities contained in the Company's Registration Statements on Form 8-A filed on December 28, 1992 and August 6, 1999.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interest of Named Experts and Counsel

          Victor M. Rosenzweig, a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, is a director of the Company and beneficially owns 15,400 shares of the Company's common stock.

Item 6.   Indemnification of Directors and Officers

          As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation, as amended, limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for
(i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

          The Company has also entered into indemnification agreements with each of its directors. The indemnification agreements provide that the directors will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director of the Company. No indemnification will be provided under the indemnification agreements, however, to any director in certain limited circumstances, including with respect to expenses or liabilities paid by insurance or arising from purchases or sales of securities in violation of
Section 16(b) of the Exchange Act. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provision may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to pubic policy.

Item 7.   Exemption from Registration Claimed

          Not applicable

Item 8.  Exhibits

         *4.1 - The American Pacific Corporation 2001 Stock Option Plan (the "Plan").

         *4.2  - Form of Option grant letter agreement under the Plan.

         *5    - Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

         *23.1 - Consent of Deloitte & Touche LLP, independent auditors.

         *23.2 - Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in its opinion filed as Exhibit 5).

         *24   - Powers of Attorney (included on signature page to this
Registration Statement).

-------------------
* Filed herewith.


Item 9.  Undertakings

         A.      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                 Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on

June 7, 2001.

                                   AMERICAN PACIFIC CORPORATION


                                   By: /s/ John R. Gibson
                                      ------------------------------------------
                                        John R. Gibson
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John R. Gibson and David N. Keys his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                    Title                            Date
                 ---------                                    -----                            ----
/s/ John R. Gibson                            President, Chief Executive Officer           June 7, 2001
------------------------------------
John R. Gibson                                (Principal Executive Officer) and
                                              Chairman of the Board

/s/ David N. Keys                             Executive Vice President, Chief              June 7, 2001
------------------------------------
David N. Keys                                 Financial Officer (Principal
                                              Financial and Accounting Officer),
                                              Treasurer, Secretary and Director

/s/ Fred D. Gibson, Jr.                       Director                                     June 7, 2001
------------------------------------
Fred D. Gibson, Jr.

/s/ Jan H. Loeb                               Director                                     June 7, 2001
------------------------------------
Jan H. Loeb

/s/ Berlyn D. Miller                          Director                                     June 7, 2001
------------------------------------
Berlyn D. Miller

/s/ Norval F. Pohl                            Director                                     June 7, 2001
------------------------------------
Norval F. Pohl

/s/ C. Keith Rooker                           Director                                     June 7, 2001
------------------------------------
C. Keith Rooker

/s/ Victor M. Rosenzweig                      Director                                     June 7, 2001
------------------------------------
Victor M. Rosenzweig

/s/ Dean M. Willard                           Director                                     June 7, 2001
------------------------------------
Dean M. Willard

/s/ Jane L. Williams                          Director                                     June 7, 2001
------------------------------------
Jane L. Williams